UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 7, 2005

PROTEIN DESIGN LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The following statements include forward looking statements regarding our expectations as to financial results. The actual results are subject to risks and uncertainties including (i) our ability to complete the merger (as defined in Item 9.01 below) and the proposed acquisition of Retavase (as described below), and (ii) the risks as set forth in Exhibit 99.3 attached hereto.

As disclosed in the Summary section of the Preliminary Offering Circular (as defined in Item 8.01 below) attached as Exhibit 99.2 hereto, with respect to the financial performance of PDL, we are confirming our January 12, 2005 financial guidance for 2004 as follows:

We expect our GAAP results for 2004 to include:  (a) total revenues in the range of approximately $93 to $95 million; (b) interest income for the year of approximately $10 million and interest expense of approximately $5 million; (c) total costs and expenses of approximately $153 to $158 million; and (d) capital expenditures in the range of approximately $88 million to $93 million.  As a result, on a GAAP basis, we expect a net loss in 2004 in the range of approximately $52 million to $56 million, or approximately $0.55 to $0.60 per basic and diluted share.

On a non-GAAP basis, we expect:  (a) total revenues in the range of approximately $93 to $95 million; (b) interest income for the year of approximately $10 million and interest expense of approximately $5 million; (c) total costs and expenses of approximately $149 to $154 million (excluding approximately $2.5 million for amortization of intangible assets, $1.3 million for stock-based compensation expense and $0.3 million for restructuring charges); and (d) capital expenditures in the range of approximately $88 million to $93 million.  As a result, on a non-GAAP basis, we expect a net loss in 2004 in the range of approximately $48 million to $52 million, or approximately $0.50 to $0.55 per basic and diluted share.

As announced on January 25, 2005, we have entered into a definitive agreement to acquire ESP Pharma Holding Company, Inc., a Delaware corporation (“ESP Pharma”), which generated total net product sales in excess of approximately $90 million in 2004.  The earnings contribution of ESP Pharma to the performance of the combined enterprise on a pro forma basis for 2004 is not expected to be significant.  As further announced on February 1, 2005, ESP Pharma entered into an agreement to acquire certain product rights and assets relating to a biologics product known as Retavase® from Centocor, Inc., a biopharmaceutical operating company of Johnson & Johnson.  Retavase generated net product sales of approximately $50 million in 2004.

We expect to provide a review of 2004 as part of our year-end conference call now scheduled for March 14, 2005.  In that call we also plan to provide an update on the timing of the closing of the ESP and Retavase transactions as well as 2005 financial guidance for the combined enterprise.  In addition to providing more detailed financial information, we anticipate royalty revenue for 2005 will exceed approximately $100 million, and assuming the closing of the ESP Pharma acquisition and the related Retavase purchase occur on or before March 31, 2005, we expect to have product revenues in excess of $110 million for 2005.

To supplement the information that is presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide certain non-GAAP financial measures that exclude from the directly comparable GAAP measures certain non-cash charges, including charges related to acquisitions such as acquired in-process research and development and amortization of workforce as well as stock compensation expense. We believe that these non-GAAP measures enhance an investor’s overall understanding of our financial performance and future prospects by reconciling more closely to the actual cash expenses of the Company in its operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors and financial analysts reporting on the Company to compare our results from period to period. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.

Item 8.01 Other Events.

On February 7, 2005, Protein Design Labs, Inc. (“PDL”) announced the offering of up to $250 million of convertible senior notes due 2012 in a 144A private placement (the “Notes Offering”).  The foregoing matter is discussed in greater detail in PDL’s press release, a copy of which is attached hereto as Exhibit 99.1.

In connection with the Notes Offering, PDL has prepared a preliminary offering circular (the “Preliminary Offering Circular”) to be distributed to certain qualified institutional buyers solely for the purpose of considering the purchase of the notes offered in the Notes Offering.  Copies of certain sections of the Preliminary Offering Circular, including previously nonpublic material information, have been attached hereto as Exhibits 99.3 and 99.4.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

As disclosed in the Current Reports on Form 8-K filed with the Commission on January 24, 2005 and February 1, 2005, PDL announced that it had entered into an Agreement and Plan of Merger, dated as of January 24, 2005 and amended as of January 31, 2005 (the “Merger Agreement”), by and among PDL, Big Dog Bio, Inc., a Delaware corporation and a wholly-owned subsidiary of PDL (“Merger Sub”), ESP Pharma and certain other individuals and entities, pursuant to which Merger Sub will be merged with and into ESP Pharma (the “Merger”), with ESP Pharma surviving the Merger as a wholly owned subsidiary of PDL.

See Exhibit 99.5 for the audited financial statements of ESP Pharma for the period from inception (April 15, 2002) to December 31, 2002 and for the year ended December 31, 2003 and the unaudited financial statements for the nine month periods ended September 30, 2004 and 2003.

The sections of Exhibit 99.2 attached hereto set forth under the subheadings "Our Company", "Our Products", "Business and Commercialization Strategy" and "Recent Developments – Agreement to Acquire ESP Pharma" and "– Retavase" are deemed filed under the Securities Exchange Act of 1934.

(b)           Pro Forma Financial Statements.

See Exhibit 99.6 for pro forma financial information of PDL for the year ended December 31, 2003 and for the nine month period ended September 30, 2004.

(c)           Exhibits.

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

99.1	Press Release dated February 7, 2005 regarding PDL’s offering of convertible senior notes due 2012.

99.2	Summary Section as set forth in the Preliminary Offering Circular regarding PDL’s offering of convertible senior notes due 2012.

99.3	Risk Factors as set forth in the Preliminary Offering Circular regarding PDL’s offering of convertible senior notes due 2012.

99.4	Business Section as set forth in the Preliminary Offering Circular regarding PDL’s offering of convertible senior notes due 2012.

99.5

Audited financial statements of ESP Pharma Holding Company, Inc. for the period from inception (April 15, 2002) to December 31, 2002 and for the year ended December 31, 2003 and unaudited financial statements for the nine month periods ended September 30, 2004 and 2003.

99.6	Pro forma financial information of PDL for the year ended December 31, 2003 and for the nine month period ended September 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2005

PROTEIN DESIGN LABS, INC.

	By:	/s/ Sergio Garcia-Rodriguez
Sergio Garcia-Rodriguez Vice President, Legal, General Counsel and Assistant Secretary